Exhibit 99.1

Investor Relations Contact:	Media Contact:
Noopur Liffick	Aljanae Reynolds
510-809-2465 investors@aduro.com	510-809-2452 press@aduro.com

Aduro Biotech Reports Fourth Quarter and Full Year 2018 Financial Results

BERKELEY, Calif., February 27, 2019 – Aduro Biotech, Inc. (NASDAQ: ADRO) today reported financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was an important year for Aduro as we prioritized our core technologies and determined a go-forward strategy that is committed to maintaining a leadership role in the STING and APRIL pathways and advancing our clinical programs in areas of high unmet medical need,” said Stephen T. Isaacs, chairman, president and chief executive officer of Aduro. “With our strategic focus established and $277.9 million in cash taking us into 2022, we are eager to execute on our clinical development plans for 2019 and beyond.”

Key Accomplishments in Fiscal Year 2018

STING

•

Presented first-in-human monotherapy clinical data for ADU-S100, a novel stimulator of interferon genes (STING) pathway activator, and preliminary observations of ADU-S100 in combination with spartalizumab during the Society for Immunotherapy of Cancer’s (SITC) 33rd Annual Meeting

•	Entered into a research collaboration and exclusive license agreement with Eli Lilly and Company (Lilly) for the cGAS-STING pathway inhibitor program for autoimmune and inflammatory diseases
•

Presented preclinical data on the role of intratumoral STING activation by ADU-S100 in combination with checkpoint inhibitors in anti-tumor immunity at the American Association for Cancer Research (AACR) Annual Meeting 2018 and the SITC 33rd Annual Meeting

•	Published a paper titled, “Magnitude of Therapeutic STING Activation Determines CD8+ T-Cell Mediated Anti-Tumor Immunity,” in the peer-reviewed journal, Cell Reports

APRIL

•	Presented preclinical data on BION-1301 for the treatment of IgA nephropathy at the American Society of Nephrology (ASN) Kidney Week 2018
•	Presented preclinical data on BION-1301 for the treatment of multiple myeloma at the AACR Annual Meeting 2018 and 60th American Society of Hematology (ASH) Annual Meeting and Exposition
•	Published a paper titled, “APRIL signaling via TACI mediates immunosuppression by T regulatory cells in multiple myeloma: therapeutic implications,” in the peer-reviewed journal, Leukemia

Financial Results

•

Cash Position – Cash, cash equivalents and marketable securities totaled $277.9 million at December 31, 2018, compared to $349.7 million at December 31, 2017. In the fourth quarter of 2018, Aduro collected an $18.1 million cash tax refund from the Internal Revenue Service related to its carryback claim for 2017 losses.

•

Revenue – Revenues were $2.8 million for the fourth quarter of 2018 and $15.1 million for the full year 2018, compared to $3.8 million and $17.2 million, respectively, for the same periods in 2017. The decrease in revenue in both periods was primarily due to the adoption of the ASC 606 accounting standard on January 1, 2018, which resulted in a change in revenue recognition methodology under our Novartis collaboration agreement.

•

Expenses – Research and development expenses were $17.6 million for the fourth quarter of 2018 and $75.8 million for the full year 2018, compared to $22.9 million and $89.4 million, respectively, for the same periods in 2017. The decrease in research and development expenses for both periods was primarily due to lower expenses for our antibody and LADD programs.

•

General and administrative expenses were $9.0 million for the fourth quarter of 2018 and $36.0 million for the full year 2018, compared to $8.8 million and $33.8 million, respectively, for the same periods in 2017. The increase in general and administrative expenses for both periods was primarily due to higher professional services and consulting costs as well as stock-based compensation expense.

•	Loss on impairment of intangible assets was $4.0 million for the fourth quarter and full year 2018. This expense was recorded due to the discontinuation of one of our acquired early research programs.

•

Net Loss – Net loss for the fourth quarter and year ended December 31, 2018 was $26.3 million, or $0.33 per share, and $95.4 million, or $1.21 per share, respectively. This compared to net loss of $26.1 million, or $0.34 per share, and $91.9 million, or $1.26 per share, respectively, for the same periods in 2017. The increase in net loss for the year was primarily due to the income tax benefit recorded in 2017.

About Aduro

Aduro Biotech, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies that are designed to harness the body’s natural immune system for the treatment of patients with challenging diseases. Aduro’s product candidates in the Stimulator of Interferon Genes (STING) and A Proliferation Inducing Ligand (APRIL) pathways are being investigated in cancer, autoimmune and inflammatory diseases. ADU-S100 (MIW815), which potentially activates the intracellular STING receptor for a potent tumor-specific immune response, is being evaluated in patients with cutaneously accessible metastatic solid tumors or lymphomas. BION-1301, a fully blocking monoclonal antibody that blocks APRIL binding to both the BCMA and TACI receptors, is being evaluated in multiple myeloma and as a potential treatment for IgA nephropathy. Aduro is collaborating with a number of leading global pharmaceutical companies to help expand and drive its product pipeline. For more information, please visit www.aduro.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, our ability to execute on our strategy, our ability to maintain a leadership role in the STING and APRIL pathways, the potential benefits from prioritizing our core technologies, our ability to fund our operations into 2022, the potential for our technology, our ability to execute on our development plans, timing and the availability of results of our clinical trials and those of our collaborators, and the potential for eventual regulatory approval of our product candidates. In some cases you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2018, to be filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

ADURO BIOTECH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(audited)	(audited)
Revenue:
Collaboration and license revenue	$2,758	$3,756	$15,087	$17,109
Grant revenue	—	—	—	130
Total revenue	2,758	3,756	15,087	17,239
Operating expenses:
Research and development	17,614	22,917	75,836	89,382
General and administrative	9,014	8,769	36,035	33,751
Loss on impairment of intangible assets	3,992	—	3,992	—
Amortization of intangible assets	141	146	584	559
Total operating expenses	30,761	31,832	116,447	123,692
Net loss from operations	(28,003)	(28,076)	(101,360)	(106,453)
Interest income, net	1,392	1,016	5,284	3,444
Other expense, net	(49)	(21)	(64)	(218)
Loss before income tax	(26,660)	(27,081)	(96,140)	(103,227)
Income tax benefit	339	950	783	11,364
Net loss	$(26,321)	$(26,131)	$(95,357)	$(91,863)
Net loss per common share, basic	$(0.33)	$(0.34)	$(1.21)	$(1.26)
Net loss income per common share, diluted	$(0.33)	$(0.34)	$(1.21)	$(1.26)
Shares used in computing net loss per common share, basic	79,421,381	77,350,401	78,812,407	72,901,215

ADURO BIOTECH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Audited)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$126,310	$157,614
Short-term marketable securities	140,129	168,489
Accounts receivable	12,037	989
Income tax receivable	—	17,495
Prepaid expenses and other current assets	4,500	5,544
Total current assets	282,976	350,131
Long-term marketable securities	11,434	23,614
Property and equipment, net	29,157	31,085
Goodwill	8,334	8,723
Intangible assets, net	25,135	31,107
Restricted cash	468	468
Total assets	$357,504	$445,128
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,457	$1,150
Accrued clinical trial and manufacturing expenses	2,542	5,898
Accrued expenses and other liabilities	10,518	12,601
Contingent consideration	—	6,829
Deferred revenue	16,000	14,923
Total current liabilities	30,517	41,401
Deferred rent	11,063	9,991
Contingent consideration	998	759
Deferred revenue	172,671	148,148
Deferred tax liabilities	6,104	6,538
Other long-term liabilities	840	818
Total liabilities	222,193	207,655
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	538,895	519,435
Accumulated other comprehensive income	940	1,893
Accumulated deficit	(404,532)	(283,863)
Total stockholders’ equity	135,311	237,473
Total liabilities and stockholders’ equity	$357,504	$445,128